SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report March 28, 2006
(Date of earliest event reported)

First Northern Community Bancorp
(Exact name of registrant as specified in its charter)

California	68-0450397
(State of Incorporation)	(IRS Employer ID Number)

000-30707
(Commission File No.)

First Northern Community Bancorp
195 North First Street, P.O. Box 547, Dixon, California	95620
(Address of principal executive offices)	(Zip Code)

(707) 678-3041
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⁯ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁯ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⁯ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⁯ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant

(a) On March 28, 2006, the Audit Committee of First Northern Community Bancorp (“Company”) and First Northern Bank of Dixon, its subsidiary, dismissed KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm.

The decision to change independent registered public accountants was recommended and approved by the Audit Committee of the Company.

The audit reports of KPMG LLP on the consolidated financial statements of First Northern Community Bancorp and subsidiary as of and for the years ended December 31, 2005 and 2004 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. The audit report of KPMG LLP on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2005 and 2004 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s two most recent fiscal years and the subsequent interim period through March 28, 2006, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the subject matter of the disagreement in connection with its report.

During the Company’s two most recent fiscal years and the subsequent interim period through March 28, 2006, there have been no reportable events of the type required to be disclosed by Item 304(a)(1)(v) of Regulation S-K.

(b) On March 28, 2006, the Company engaged Moss Adams LLP as its new independent registered public accounting firm. During the Company’s two most recent fiscal years prior to the engagement of Moss Adams, and through the date of the engagement, the Company did not consult with such firm regarding any of the matters described by Item 304(a)(2)(i) or (ii) of Regulation S-K

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

16.1 Letter dated March 31, 2006 to the Securities and Exchange Commission from KPMG.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 31, 2006 First Northern Community Bancorp

(Registrant)

By: _/s/Louise A. Walker________
Louise A. Walker
Senior Executive Vice President
Chief Financial Officer

XXXX